Exhibit 35.12

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review mid using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

      Job Warshaw

      President

Dated: February 23, 2016

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

COMM 2013-CCRE12

COMM 2013-CCRE12 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Deutsche Mortgage & Asset Receiving Corporation
c/o Cadwalader, Wickersham & Taft LLP

200 Liberty Square

New York NY 10281

Anna H. Glick

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street

New York NY 10005

Lainie Kaye

Park Bridge Lender Services LLC

560 Lexington Avenue, 17th Floor

Att: COMM 2013-CCRE12 - Surveillance Manager

New York NY 10022

David Rodgers

Park Bridge Lender Services LLC
Att: COMM 2013-CCRE12

560 Lexington Avenue, 17th Floor

New York NY 10022

Group

Park Bridge Lender Services LLC
Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York NY 10281

Patrick T. Quinn

U.S. Bank, National Association

US Bank Global Structured Finance

MK-IL-SL7R

190 S. LaSalle St., 7th Floor

Chicago IL 60603

Edward Przybycien

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices